Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-261751), Form S-3D (No. 333-34148), Form S-8 (No. 333-272868) and Form S-8 (No. 333-202022) of First National Corporation of our report dated March 31, 2025, relating to our audit of the consolidated financial statements appearing in the Annual Report on Form 10-K of First National Corporation for the year ended December 31, 2024.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia

March 31, 2025